UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53511	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On October 14, 2010, CleanTech Innovations, Inc. (the “Company”) entered into a Short Term Loan Agreement with Strong Growth Capital Ltd. (the “Lender”) in the amount of $1.5 million (the “Loan Agreement”) for working capital to help meet significantly increased demand for the Company’s products. Under the terms of the Loan Agreement, the Company agreed to an annual interest rate of 10% and the principal amount and interest accrued thereon is due and payable in full on March 31, 2011 (the “Maturity Date”). The Lender may also demand payment of outstanding principal and interest at any time if and after the Company completes any capital financing of at least $2 million prior to the Maturity Date.

Item 2.03 Creation of a Direct Financial Obligation

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)
Date:	October 15, 2010	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer